Exhibit 99.1

CRR PROPERTY SERVICING AGREEMENT

by and between

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC,

Issuer

and

APPALACHIAN POWER COMPANY,

Servicer

Dated as of November 15, 2013

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
SECTION 1.01.	Definitions	1

ARTICLE II APPOINTMENT AND AUTHORIZATION	2
SECTION 2.01.	Appointment of Servicer; Acceptance of Appointment	2
SECTION 2.02.	Authorization	2
SECTION 2.03.	Dominion and Control Over the CRR Property	2

ARTICLE III ROLE OF SERVICER	3

ARTICLE IV SERVICES RELATED TO TRUE-UP ADJUSTMENTS	8
SECTION 4.01.	True-Up Adjustments	8
SECTION 4.02.	Limitation of Liability	12

ARTICLE V THE CRR PROPERTY	13
SECTION 5.01.	Custody of CRR Property Records	13
SECTION 5.02.	Duties of Servicer as Custodian	13
SECTION 5.03.	Custodian’s Indemnification	15
SECTION 5.04.	Effective Period and Termination	15

ARTICLE VI THE SERVICER	15

ARTICLE VII DEFAULT	24

ARTICLE VIII MISCELLANEOUS PROVISIONS	27

EXHIBITS AND SCHEDULES

Exhibit A	Form of Monthly Servicer’s Certificate
Exhibit B	Form of Semi-Annual Servicer’s Certificate
Exhibit C-1	Form of Servicer Certificate
Exhibit C-2	Form of Certificate of Compliance
Schedule 4.01(a)	Expected Amortization Schedule

ANNEXES

Annex I	Servicing Procedures

2

This CRR PROPERTY SERVICING AGREEMENT (this “Agreement”), dated as of November 15, 2013, is between APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, a Delaware limited liability company, as issuer (the “Issuer”), and APPALACHIAN POWER COMPANY (“APCo”), a Virginia corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, pursuant to the Securitization Law and the Financing Order, APCo, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain CRR Property created pursuant to the Securitization Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the CRR Property and in order to collect the associated CRR Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the Commission and the Servicer desires to be so engaged;

WHEREAS, the CRR Charge Collections may be commingled with other funds collected by the Servicer;

WHEREAS, certain parties other than APCo and the Issuer may have an interest in such commingled collections, and such parties will be required to enter into an Intercreditor Agreement that allows APCo to allocate the collected, commingled funds according to each party’s interest; and

WHEREAS, the Commission has the right to enforce this Agreement for the benefit of the Customers to the extent permitted by law;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.         Definitions.

(a)           Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and U.S. Bank National Association, a national banking association, in its capacity as the indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Indenture”).

(b)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the terms “includes” and “including” shall mean “includes without limitation” and “including without limitation”, respectively.

(d)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e)           Non-capitalized terms used herein which are defined in Chapter 24 of the West Virginia Code (the “Utilities Code”) shall, as the context requires, have the meanings assigned to such terms in the Utilities Code, but without giving effect to amendments to the Utilities Code after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II

APPOINTMENT AND AUTHORIZATION

SECTION 2.01.         Appointment of Servicer; Acceptance of Appointment.  The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law.  This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02.         Authorization.  With respect to all or any portion of the CRR Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the Commission.  The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder.  Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03.         Dominion and Control Over the CRR Property. Notwithstanding any other provision herein, the Issuer shall have dominion and control over the CRR Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the CRR Property and the CRR Property Records.  The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Utilities Code, the Commission Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer or the Indenture Trustee (on behalf of the Holders) in the CRR Property, in each case unless such action is required by applicable law or court or regulatory order.
ARTICLE III

ROLE OF SERVICER

SECTION 3.01.         Duties of Servicer.  The Servicer, as agent for the Issuer, shall have the following duties:

(a)           Duties of Servicer Generally.  The Servicer’s duties in general shall include management, servicing and administration of the CRR Property; obtaining meter reads, calculating usage, billing, collections and posting of all payments in respect of the CRR Property or CRR Charges; responding to inquiries by Customers, the Commission, or any other Governmental Authority with respect to the CRR Property or CRR Charges; delivering Bills to Customers; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the Commission and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on and security interest in the CRR Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on and security interest in all CRR Bond Collateral; selling as the agent for the Issuer as its interests may appear defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; ensuring that any and all tax surcharges or tax adjustments billed by it to Customers on account of the CRR Charges or which are otherwise included in CRR Charges are paid to the appropriate taxing authority; and performing such other duties as may be specified under the Financing Order to be performed by it.  Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any Commission Regulations, the Financing Order, and the federal securities laws and the rules and regulations promulgated thereunder, including without limitation, Regulation AB, as in effect at the time such duties are to be performed.  Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time.  For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt-hour consumption and kilowatt demand.

(b)           Reporting Functions.

(i)           Monthly Servicer’s Certificate.  On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately preceding Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s

Certificate”) setting forth certain information relating to CRR Charge Payments received by the Servicer during the Collection Period immediately preceding such date; provided, however, that for any month in which the Servicer is required to deliver a Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Servicer’s Certificate.

(ii)           Notification of Laws and Regulations.  The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirements of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii)           Other Information.  Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the CRR Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder.  In addition, so long as any of the Consumer Rate Relief Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the CRR Charges applicable to each CRR Rate Class.

(iv)           Preparation of Reports.  The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Servicer’s Certificate described in Section 4.01(c)(ii), the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04.  In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (i) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (ii) the Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04.  In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the

Servicer’s signature is required by, and consistent with, the federal securities laws and/or any other applicable law.

(c)           Opinions of Counsel.  The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and the Indenture Trustee:

(i)           promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Commission, the Virginia State Corporation Commission and the West Virginia Secretary of State and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the CRR Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii)           within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from external counsel of the Issuer, dated as of a date during such ninety (90)-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the Commission, the Virginia State Corporation Commission and the West Virginia Secretary of State and all filings pursuant to the UCC, have been authorized, executed and filed that are necessary under the UCC and the Securitization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the CRR Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and perfect such interest or Lien.  The costs of such Opinions of Counsel, are out-of-pocket costs of the Servicer which shall be reimbursable under the Indenture as Ongoing Financing Costs.

SECTION 3.02.         Servicing and Maintenance Standards.  On behalf of the Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the CRR Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable Commission Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in West Virginia in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the CRR Property and to bill and collect the CRR Charges; (d) comply with all Requirements of Law, including all applicable Commission Regulations and guidelines, applicable to and binding on it relating to the CRR Property; (e) file all Commission notices described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the Sale Agreement, and (f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the CRR Bond Collateral remains perfected and of first priority.  The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the CRR Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03.         Annual Reports on Compliance with Regulation AB.

(a)           The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect.  These certificates may be in the form of, or shall include the forms attached hereto as Exhibit C-1 and Exhibit C-2 hereto, with, in the case of Exhibit C-1, such changes as may be required to conform to the applicable securities law.

(b)           The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder.  The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)           The initial Servicer, in its capacity as Sponsor, shall post on its website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor.  Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Sponsor with the SEC as described in this Section 3.03(c).  The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

SECTION 3.04.         Annual Report by Independent Registered Public Accountants.

(a)           The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (i) March 31 of each year, beginning March 31, 2014, or (ii) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”) to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2014, the period of time from the date of this Agreement until December 31, 2013), identifying the results of such procedures and including any exceptions noted.  The costs of the Annual Accountant’s Report are out-of-pocket costs of the Servicer which shall be reimbursable under the Indenture as Ongoing Financing Costs.

(b)           The Annual Accountant’s Report delivered pursuant to Section 3.04(a) above shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.

SECTION 3.05.         Monitoring of Third-Party Collectors.  From time to time, until the Collection in Full of the CRR Charges, the Servicer shall, in accordance with the Servicing Standard, take all actions with respect to Third-Party Collectors required to be taken by the Servicer as set forth, if applicable, in any agreement with the Servicer, the Financing Order, Tariff, other tariffs and any Commission Regulations in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with CRR Charges are properly enforced in accordance with, if applicable, the terms of any agreement with the Servicer, the Financing Order, Tariff, other tariffs and any Commission Regulations in effect from time to time.  Such procedures and policies shall include the following:

(a)           Maintenance of Records and Information.  In addition to any actions required by the Financing Order, the Tariff, Commission Regulations or applicable law, the Servicer shall:

(i)           maintain adequate records for promptly identifying and contacting each Third-Party Collector;

(ii)           maintain records of end-user Customers which are billed by Third-Party Collectors to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;

(iii)           maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to CRR Charges, including compliance with all Remittance Requirements; and

(iv)           provide to each Third-Party Collector such information necessary for such Third-Party Collector to confirm the Servicer’s calculation of CRR Charges and remittances, including, if applicable, charge-off amounts.

The Servicer shall update the records described above no less frequently than quarterly.

(b)           Credit and Collection Policies.  The Servicer shall, to the fullest extent permitted under the Financing Order, impose such terms with respect to credit and collection policies applicable to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the Consumer Rate Relief Bonds from being downgraded, withdrawn or suspended.  The Servicer shall, in accordance with and to the extent permitted by the Utilities Code, applicable Commission Regulations and the terms of the Financing Order, include and impose the above-described terms in any tariffs filed under the Utilities Code which would allow other utilities to issue single bills which include CRR Charges to APCo’s Customers.

(c)           Affiliated Third-Party Collectors.  In performing its obligations under this Section 3.05, the Servicer shall deal with any Third-Party Collectors which are Affiliates of the Servicer on terms which are no more favorable in the aggregate to such affiliated Third-Party Collector than those used by the Servicer in its dealings with Third-Party Collectors that are not affiliates of the Servicer.

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01.         True-Up Adjustments.  From time to time, until the Collection in Full of the CRR Charges, the Servicer shall identify the need for Annual True-Up Adjustments, Semi-Annual Interim True-Up Adjustments, Additional Interim True-Up Adjustments and Nonstandard True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a)           Expected Amortization Schedule. The Expected Amortization Schedule for the Consumer Rate Relief Bonds is attached hereto as Schedule 4.01(a).  If the Expected Amortization Schedule is revised, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

(b)           True-Up Adjustments.

(i)           Annual True-Up Adjustments and Filings.  Each year no later than fifteen (15) days prior to the first billing cycle of November the Servicer shall:  (A) update the data and assumptions underlying the calculation of the CRR Charges, including projected electricity usage during the next Calculation Period for each CRR Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the Weighted Average Days

Outstanding and write-offs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; (C) determine the CRR Charges to be allocated to each CRR Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order, the Tariff and any other tariffs filed pursuant thereto and in doing so the Servicer shall use the method of allocating CRR Charges then in effect, including as applicable, the result of the implementation of the most recent Nonstandard True-Up Adjustment; (D) make all required public notices and other filings with the Commission to reflect the revised CRR Charges, including any Amendatory Schedule, and (E) take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order; provided, however, that if, at the time of such Annual True-Up Adjustment filing, there are, or the Servicer projects for an upcoming period that there will be, significant changes from historical conditions of operation, such as a loss of significant electric load or a merger of APCo with another utility and a resulting expansion of APCo’s customer base, or if at such time the Servicer experiences or projects a drop in electricity consumption or demand for one or more of the CRR Revenue Groups for an upcoming period by 10% or more (calculated by comparing the difference between the revised projected load and the original projected load), the Servicer shall initiate a proceeding with the Commission to implement a Nonstandard True-Up Adjustment in addition to such Annual True-Up Adjustment.  The Servicer shall implement the revised CRR Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.  The Servicer will also initiate a Nonstandard True-Up Adjustment if APCo and Wheeling Power Company merge.

(ii)           Nonstandard True-Up Adjustments and Filings.  In the event that the Servicer determines that a Nonstandard True-Up Adjustment is required (including, without limitation (1) as a result of significant changes from historical conditions of operation, such as a loss of significant electric load or a merger of APCo with another utility and a resulting expansion of APCo’s customer base, (2) specifically if APCo experiences or projects a drop in the consumption of electricity for any CRR Revenue Group of 10% or more (calculated by comparing the difference between the revised forecasted load and the original projected load), or (3) if APCo and Wheeling Power Company merge), the Servicer shall promptly (A) recalculate the CRR Charges to reallocate the CRR Charges among CRR Revenue Groups in accordance with the procedures for Nonstandard True-Up Adjustments set forth in the Financing Order; (B) initiate a proceeding with the Commission to determine new allocation factors and make all required public notices and other filings with the Commission to implement the revised CRR Charges in a timely manner, including the filing of any revised Amendatory Rider necessary to begin the billing of such revised CRR Charges; and (C) take all reasonable actions and make all reasonable efforts to effect such Nonstandard True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order.  The Servicer shall implement the revised CRR Charges, if any, resulting from such Nonstandard True-Up Adjustment on the Nonstandard

True-Up Adjustment Date.  For the avoidance of doubt, no Annual True-Up Adjustment or Interim True-Up Adjustment shall be considered a Nonstandard True-Up Adjustment solely because CRR Charges are allocated under such Annual True-Up Adjustment or Interim True-Up Adjustment in the same manner as in a preceding Nonstandard True-Up Adjustment.

(iii)           Semi-Annual Interim True-Up Adjustments and Filings.  Within the 30-day period ending on May 1 of each year, commencing May 1, 2014 and, if there are any Consumer Rate Relief Bonds Outstanding following the Scheduled Final Payment Date for the last maturing tranche, within 30 days of the dates which are three months, six months, nine months and one year after the Scheduled Final Payment Date for the last maturing tranche, the Servicer shall (A) update the data and assumptions underlying the calculation of the CRR Charges, including projected electricity usage during the next Calculation Period for each CRR Rate Class and including Periodic Principal, interest and estimated expenses and fees of the Issuer to be paid during such period, the rate of delinquencies and write-offs; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next Calculation Period based on such updated data and assumptions; and (C) based upon such updated data and requirements, project whether existing and projected CRR Charge Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient, (i) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Outstanding Tranche of Consumer Rate Relief Bonds during such Calculation Period and (ii) to pay other Ongoing Financing Costs on a timely basis and to maintain the Capital Subaccount at the Required Capital Level; provided, that in the case of any Semi-Annual True-up Adjustment following the Scheduled Final Payment Date for the last maturing tranche of any Consumer Rate Relief Bonds, the True-Up Adjustment will be calculated to ensure that the CRR Charges are sufficient to pay the Consumer Rate Relief Bonds in full on the next Scheduled Payment Date.  If the Servicer determines that CRR Charges will not be sufficient for such purposes, the Servicer shall, no later than fifteen (15) days prior to the end of each such thirty (30) day period (1) determine the CRR Charges to be allocated to each CRR Rate Class during the next Calculation Period based on such Periodic Billing Requirement and the terms of the Financing Order and the Tariff, and in doing so the Servicer shall use the method of allocating CRR Charges then in effect, including as applicable, the result of the implementation of the most recent Nonstandard True-Up Adjustment; (2) make all required public notices and other filings with the Commission to reflect the revised CRR Charges, including any Amendatory Schedule; and (3) take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment and to enforce the provisions of the Securitization Law and the Financing Order.

(iv)           Additional Interim True-Up Adjustments and Filings.  In addition to the True-Up Adjustments described above in Sections 4.01(b)(i), (ii) and (iii), the Servicer shall initiate a proceeding with the Commission to implement an Additional Interim True-Up Adjustment (in the same manner as provided for the

Semi-Annual Interim True-Up Adjustments) at any time if the Servicer forecasts that CRR Charge Collections during the current or next succeeding Calculation Period will be insufficient (a) to make all scheduled payments of Periodic Principal and interest due in respect of the Consumer Rate Relief Bonds on a timely basis during such Calculation Period, (b) to pay other Ongoing Financing Costs on a timely basis and (c) to replenish any draws upon the Capital Subaccount.

(v)           Further True-Up Adjustment Calculation Considerations.  The following will be considered with respect to each type of True-Up Adjustment: (i) with respect to any Standard True-Up Adjustment, in the event that any CRR Charges cannot be allocated to a given CRR Rate Class, such CRR Charges shall be re-allocated as part of the Standard True-Up Adjustment to the remaining CRR Rate Classes within the given CRR Revenue Group, using the same ratable allocation to the CRR Rate Classes within such CRR Revenue Group excluding the CRR Rate Class for which allocation is no longer feasible and (ii) once a Nonstandard True-Up Adjustment has become effective, the modified allocation percentages set forth therein shall remain effective for all future Standard True-Up Adjustment filings unless and until a subsequent Nonstandard True-Up Adjustment is initiated.

(c)           Reports.

(i)           Notification of Amendatory Schedule Filings and True-Up Adjustments.  Whenever the Servicer files an Amendatory Schedule with the Commission or implements revised CRR Charges with notice to the Commission without filing an Amendatory Schedule if permitted by the Financing Order, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Schedule or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith.  If, for any reason any revised CRR Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)           Servicer’s Certificate.  Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit B hereto (the “Servicer’s Certificate”) to the Issuer, the Indenture Trustee and the Rating Agencies which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Consumer Rate Relief Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(a)           the amount of the payment to Holders allocable to principal, if any;

(b)           the amount of the payment to Holders allocable to interest;

(c)	the aggregate Outstanding Amount of the Consumer Rate Relief Bonds, before and after giving effect to any payments allocated to principal reported under clause (a) above;

(d)	the difference, if any, between the amount specified in clause (c) above and the Outstanding Amount specified in the Expected Amortization Schedule;

(e)	any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(f)	the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii)           Reports to Customers.

(A)           After each revised CRR Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by the Financing Order or any applicable Commission Regulations, cause to be prepared and delivered to Customers any required notices announcing such revised CRR Charges.

(B)           The Servicer shall comply with the requirements of the Financing Order with respect to the filing of the CRR Rate Schedule to ensure that the CRR Charges are separate and apart from the Servicer’s other charges and appear as a separate line item on the Bills sent to Customers.  In addition, at least once each year, in accordance with the Securitization Law the Servicer shall cause to be prepared and delivered to such Customers a “plain-English” explanation of the CRR Property, the CRR Charges and the CRR Rate Schedule, including that the CRR Property and the CRR Charges are owned by the Issuer and not the Seller.  Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer may from time to time use to communicate with its Customers.

SECTION 4.02.         Limitation of Liability.  (a) The Issuer and the Servicer expressly agree and acknowledge that:

(i)           In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii)           Neither the Servicer nor the Issuer nor the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the CRR Property or the True-Up Adjustments), by the Commission in any way related to the CRR Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised CRR Charges and the scheduled adjustments thereto.

(iii)           Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised CRR Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume and the Weighted Average Days Outstanding, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Consumer Rate Relief Bond generally.

(b)           Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

THE CRR PROPERTY

SECTION 5.01.         Custody of CRR Property Records.  To assure uniform quality in servicing the CRR Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the CRR Property, including copies of the Financing Order, Issuance Advice Letter, and Amendatory Schedules relating thereto and all documents filed with the Commission in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “CRR Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all CRR Property.

SECTION 5.02.         Duties of Servicer as Custodian.

(a)           Safekeeping.  The Servicer shall hold the CRR Property Records on behalf of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the CRR Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture.  In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others.  The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the CRR Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the CRR Property Records.  The Servicer’s duties to hold the CRR Property Records set forth in this Section 5.02, to the extent the CRR Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of (i) the date on which the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) the first date on which no Consumer Rate Relief Bonds are Outstanding.

(b)           Maintenance of and Access to Records.  The Servicer shall maintain the CRR Property Records at 1 Riverside Plaza, Columbus, Ohio 43215 or 707 Virginia Street, East, Charleston, West Virginia 25301, or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location.  The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the CRR Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations.  Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)           Release of Documents.  Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any CRR Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.  Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)           Defending CRR Property Against Claims.  The Servicer, on behalf of the Issuer and the Holders, shall institute any action or proceeding necessary under the Securitization Law or the Financing Order with respect to the CRR Property, and the Servicer agrees to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of, judicial invalidation of, or supplement to, the Securitization Law or the Financing Order which would be detrimental to the interests of the Holders or which would cause an impairment of the rights of the Issuer or the Holders.  The costs of any action described in this Section 5.02(d) shall be payable from CRR Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the priorities set forth in Section 8.02(e) of the Indenture.  The Servicer’s obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

(e)           Additional Litigation to Defend CRR Property.  In addition to its obligations under Section 5.02(d), the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the Commission or the State of West Virginia of any of their respective obligations or duties under the Securitization Law and the Financing Order with respect to the CRR Property, and to compel performance by applicable parties under the Tariff or any agreement with the Servicer entered into pursuant to the Tariff.  In any proceedings related to the exercise of the power of eminent domain by any municipality or other person or entity to acquire a portion of APCo’s electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to APCo under the Securitization Law and Financing Order.

SECTION 5.03.         Custodian’s Indemnification.  The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the CRR Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).

SECTION 5.04.         Effective Period and Termination.  The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04.  If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective.  Additionally, if not sooner terminated as provided above, the Servicer’s obligations as Custodian shall terminate one year and one day after the date on which no Consumer Rate Relief Bonds are Outstanding.

ARTICLE VI

THE SERVICER

SECTION 6.01.         Representations and Warranties of Servicer.  The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the CRR Property.  The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any CRR Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)           Organization and Good Standing.  The Servicer is duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia and is in good standing under the laws of the State of West Virginia, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement and any Intercreditor Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the CRR Property and to hold the CRR Property Records as custodian.

(b)           Due Qualification.  The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the CRR Property as required by this Agreement and any Intercreditor Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the CRR Property).

(c)           Power and Authority.  The execution, delivery and performance of this Agreement and any Intercreditor Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d)           Binding Obligation.  This Agreement and any Intercreditor Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)           No Violation.  The consummation of the transactions contemplated by this Agreement and any Intercreditor Agreement and the fulfillment of the terms of each such transaction will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 24-2-4f(o) of the Securitization Law); nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)           No Proceedings.  There are no proceedings pending and, to the Servicer’s knowledge, there are no proceedings threatened and, to the Servicer’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any Intercreditor Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Consumer Rate Relief Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Consumer Rate Relief Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Consumer Rate Relief Bonds as debt.

(g)           Approvals.  No governmental approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement or any Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms of each, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV or Section 6.06 and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the UCC.

(h)           Reports and Certificates.  Each report and certificate delivered in connection with the Issuance Advice Letter or delivered in connection with any filing made to the Commission by the Issuer with respect to the CRR Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02.         Indemnities of Servicer; Release of Claims.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(a)           The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and any Independent Manager, and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or negligence in the performance of its duties or observance of its covenants under this Agreement and any Intercreditor Agreement or its reckless disregard of its obligations and duties under this Agreement or any Intercreditor Agreement, (ii) the Servicer’s breach of any of its representations and warranties contained in this Agreement and any

Intercreditor Agreement or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under the Servicing Agreement), except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith, recklessness or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(b)           For purposes of Section 6.02(a), in the event of the termination of the rights and obligations of APCo (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(c)           Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).

(d)           Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of CRR Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the CRR Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(e)           The Servicer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld.  Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof.  Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing.  Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.  The Servicer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

(f)           The Servicer shall indemnify the Commission (for the benefit of Customers) for, and defend and hold harmless the Commission against, any and all Indemnified Losses that may be imposed upon, incurred by or asserted against the Commission, including any increase in the Servicing Fee that becomes payable pursuant to Section 6.06, as a result of the Servicer’s willful misconduct, bad faith or negligence in performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or the Servicer’s failure to remit any required payment of CRR Charge Collections.  The indemnification obligation set forth in this paragraph may be enforced by the Commission but is not enforceable by any Customer.  Any indemnity payments made to the Commission under this paragraph for the benefit of Customers shall be remitted to the Indenture Trustee promptly for deposit into the Collection Account.

SECTION 6.03.         Binding Effect of Servicing Obligations.  The obligations to continue to provide service and to collect and account for CRR Charges will be binding upon the Servicer, any Successor, and any other entity that provides distribution services or direct wire services to a Person that is a West Virginia retail customer of APCo or any Successor so long as the Consumer Rate Relief Bonds are Outstanding.  Any Person (a) into which the Servicer may be merged, converted or consolidated and which is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and which is a Permitted Successor, (c) that may succeed to the properties and assets of the Servicer substantially as a whole and which is a Permitted Successor, or (d) which otherwise is a Permitted Successor, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Commission pursuant to the Securitization Law and the UCC, have been executed and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuer and the Liens of the Indenture Trustee in the CRR Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the Commission an Opinion of Counsel from independent tax counsel stating that, for federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not result in a material federal income tax consequence to the Issuer or the Holders of Consumer Rate Relief Bonds and (v) the Servicer shall have given the Rating Agencies prior written notice of such transaction.  When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the assets of the Servicer in accordance with the terms of this Section 6.03, then upon satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder (except for responsibilities for its actions prior to such release).

Notwithstanding the foregoing, Wheeling Power Company will be allowed to merge into APCo without satisfying the conditions specified in this Section 6.03 so long as APCo is the entity surviving the merger.

SECTION 6.04.         Limitation on Liability of Servicer and Others.  Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, including but not limited to Sections 5.02(d) and (e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the CRR Property that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines  is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement.  The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from CRR Charge Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture.  The Servicer’s obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds in making expenditures pursuant to this paragraph).

SECTION 6.05.         APCo Not to Resign as Servicer.  Subject to the provisions of Section 6.03, APCo shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless APCo delivers to the Indenture Trustee and the Commission an opinion of external counsel to the effect that APCo’s performance of its duties under this Agreement shall no longer be permissible under applicable law.  No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of APCo in accordance with Section 7.02.

SECTION 6.06.         Servicing Compensation.

(a)           In consideration for its services hereunder, until the Collection in Full of the CRR Charges, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.05% of the aggregate initial principal amount of all Consumer Rate Relief Bonds for so long as APCo or an Affiliate of APCo is the Servicer or (ii) if APCo or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, provided that any amount in excess of 1.25% of the aggregate initial principal amount of all Consumer Rate Relief Bonds must either be approved by the Commission or, if the Commission does not act to either approve or disapprove the new servicing fee, by the date which is forty-five (45) days after notice of the replacement servicer’s proposed fee is provided to the Commission, shall be deemed approved. The Servicing Fee owing shall be calculated based on the initial principal amount of the Consumer Rate Relief Bonds and shall be paid semi-annually with half of the Servicing Fee being paid on each Payment Date.  The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on CRR Charge Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Collection Account and (ii) all late payment charges, if any, collected from Customers to the extent consistent with the Servicer’s Tariff; provided, however, that if the Servicer has failed to remit the Daily Remittance to the General Subaccount of any Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three (3) occasions during the period that the Consumer Rate Relief Bonds are outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

(b)           The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer.  Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date.  In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c)           Except as expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by its accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

(d)           The foregoing Servicing Fees constitute a fair and reasonable compensation for the obligations to be performed by the Servicer.  Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered a fixed Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

SECTION 6.07.         Compliance with Applicable Law.  The Servicer covenants and agrees, in servicing the CRR Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the CRR Property the noncompliance with which would have a material adverse effect on the value of the CRR Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.  It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer, and that if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances

SECTION 6.08.         Access to Certain Records and Information Regarding CRR Property.  The Servicer shall provide to the Indenture Trustee access to the CRR Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law.  Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer.  Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding

Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09.         Appointments.  The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder, including a collection agent acting pursuant to any Intercreditor Agreement; provided, however, that, unless such Person is an Affiliate of APCo, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the CRR Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the CRR Property.  The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto.  Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10.         No Servicer Advances.  The Servicer shall not make any advances of interest on or principal of the Consumer Rate Relief Bonds.

SECTION 6.11.         Remittances.

(a)           On each Servicer Business Day the Servicer shall remit to the General Subaccount of the Collection Account the total CRR Charge Payments estimated to have been received by the Servicer from or on behalf of Customers on such Servicer Business Day in respect of all previously billed CRR Charges (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I hereto and remitted as soon as reasonably practicable to the General Subaccount of the Collection Account but in no event later than the second Servicer Business Day after such payments are estimated to have been received.  Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted).  The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the CRR Bond Collateral which it may receive from time to time.

(b)           The Servicer agrees and acknowledges that it holds all CRR Charge Payments collected by it and any other proceeds for the CRR Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except for late fees permitted by Section 6.06.  The Servicer further agrees not to make any claim to reduce its obligation to remit all CRR Charge Payments collected by it in accordance with this Agreement except for late fees permitted by Section 6.06.

(c)           On or before the twenty-fifth calendar day of each calendar month (or, if such day is not a Servicer Business Day, the immediately preceding Servicer Business Day), the Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the immediately preceding Collection Period, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance to the General Subaccount of the Collection Account within two (2) Servicer Business Days, or (B) if an Excess Remittance exists, the Servicer shall be entitled either (i) to reduce the amount of each Daily Remittance which the Servicer subsequently remits to the General Subaccount of the Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, the amount of such reduction becoming the property of the Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the General Subaccount and the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest on the Consumer Rate Relief Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be paid immediately from the General Subaccount or Excess Funds Subaccount the amount of such Excess Remittance, such payment becoming the property of the Servicer.  If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds.

(d)           Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in each Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.12.         Maintenance of Operations.  Subject to Section 6.03, APCo agrees to continue, unless prevented by circumstances beyond its control, to operate its electric distribution system to provide service (or, if transmission and distribution are split, to provide wire service directly to its customers) so long as it is acting as the Servicer under this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01.         Servicer Default.  If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)           any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b)           any failure on the part of the Servicer or, so long as the Servicer is APCo or an Affiliate thereof, any failure on the part of APCo, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or APCo, as the case may be, set forth in this Agreement (other than as provided in clause (a) or (c) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or APCo, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or APCo, as the case may be, by the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(c)           any failure by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) days; or

(d)           any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(e)           an Insolvency Event occurs with respect to the Servicer or APCo;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee may (if it is actually known by a Responsible Officer of the Indenture Trustee), or shall upon the instruction of Holders evidencing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds, subject to the terms of any Intercreditor Agreement, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement and under any Intercreditor Agreement.  In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Law (or any of their representatives) shall be entitled to (i) apply to the Commission for sequestration and payment of revenues arising with respect to the CRR Property, (ii) foreclose on or otherwise enforce the lien and security interests in any CRR Property and (iii) apply to the Commission for an order that amounts arising from the CRR Charges be transferred to a separate account for the benefit of the Secured Parties, in accordance with the Securitization Law.  On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Consumer Rate Relief Bonds, the CRR Property, the CRR Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the CRR Property Records and related documents, or otherwise.  The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all CRR Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the CRR Property or the CRR Charges.  As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the CRR Property Records to the successor Servicer.  In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the

CRR Property Records to the successor Servicer and amending this Agreement and any Intercreditor Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of APCo as Servicer shall not terminate APCo’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02.         Appointment of Successor.

(a)           Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below.  In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may at the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the Consumer Rate Relief Bonds shall appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within thirty (30) days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may petition the Commission or a court of competent jurisdiction to appoint a successor Servicer under this Agreement.  A Person shall qualify as a successor Servicer only if (i) such Person is permitted under Commission Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement and (iv) such Person agrees to perform the obligations of the Servicer under each Intercreditor Agreement (if any).  In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer.  The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b)           Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03.         Waiver of Past Defaults.  The Commission, together with Holders evidencing not less than a majority of the Outstanding Amount of the Consumer Rate Relief Bonds may, on behalf of all Holders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.  Promptly after the execution of any such waiver, the Servicer shall furnish copies of such waiver to each of the Rating Agencies.

SECTION 7.04.         Notice of Servicer Default.  The Servicer shall deliver to the Issuer, the Indenture Trustee, the Commission and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05.         Cooperation with Successor.  The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01.         Amendment.

(a)           This Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee, the satisfaction of the Rating Agency Condition and, if the contemplated amendment may in the judgment of the Commission increase Ongoing Financing Costs, the consent of the Commission pursuant to Section 8.02; provided that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the Outstanding Amount.  Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b)           Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating Estimated CRR Charge Collections as a result of changes to the Servicer’s current computerized customer information system, including changes which would replace the remittances contemplated by the estimation procedures set forth in Annex I with remittances of CRR Charge Collections determined to have been actually received; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Consumer Rate Relief Bonds.

(c)           Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized and permitted by this Agreement, and all conditions precedent, if any, provided for in this Agreement relating to such amendment have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i).  The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

SECTION 8.02.         Commission Condition.  Notwithstanding anything to the contrary in Section 8.01, no amendment or modification of this Agreement that would result in an increase to Ongoing Financing Costs shall be effective unless the process set forth in this Section 8.02 has been followed.

(a)           At least thirty-one (31) days (or forty-six (46) days, in the case of any proposed increase in the annual Servicing Fee above 1.25% times the aggregate initial principal amount of the Consumer Rate Relief Bonds) prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 8.01 (except that the consent of the Indenture Trustee may be subject to the consent of Holders if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification), the Servicer shall have delivered to the Commission’s executive secretary and general counsel written notification of any proposed amendment, which notification shall contain:

(i)           a reference to Case No. 12-1188-E-PC;

(ii)           an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(iii)           a statement identifying the person to whom the Commission or its authorized representative is to address any response to the proposed amendment or modification or to request additional time.

(b)           The Commission or its authorized representative shall, within thirty (30) days (or forty-five (45) days, in the case of any proposed increase in the annual Servicing Fee above 1.25% times the aggregate initial principal amount of the Consumer Rate Relief Bonds)  of receiving the notification complying with Section 8.02(a), either:

(i)           provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the Ongoing Financing Costs,

(ii)           provide notice of its consent or lack of consent to the person specified in Section 8.02(a)(iii), or

(iii)           be conclusively deemed to have consented to the proposed amendment or modification,

unless, within thirty (30) days of receiving the notification complying with Section 8.02(a) (or forty-five (45) days in the case of any proposed increase in the annual Servicing Fee above 1.25% times the aggregate initial principal amount of the Consumer Rate Relief Bonds), the Commission or its authorized representative delivers to the office of the person specified in Section 8.02(a)(iii) a written statement requesting an additional amount of time not to exceed thirty (30) days in which to consider whether to consent to the proposed amendment or modification.  If the Commission or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the Commission shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase Ongoing Financing Costs to the person specified in Section 8.02(a)(iii) no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time.  Any amendment or modification requiring the consent of the Commission shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the thirty or forty-five day period, as applicable, provided for in this Section 8.02(b), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

(c)           Following the delivery of a notice to the Commission by the Servicer under Section 8.02(a), the Servicer and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any notification of a proposed amendment.  Such withdrawal shall be evidenced by the Servicer’s giving prompt written notice thereof to the Commission, the Issuer and the Indenture Trustee.

(d)           For the purpose of this Section 8.02, an “authorized representative” of the Commission means any person authorized to act on behalf of the Commission.

SECTION 8.03.         Maintenance of Accounts and Records.

(a)           The Servicer shall maintain accounts and records as to the CRR Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between CRR Charge Payments received by the Servicer and CRR Charge Collections from time to time deposited in the Collection Account.

(b)           The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the CRR Property and the CRR Charges.  Nothing in this Section 8.03(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.03(b).

SECTION 8.04.         Notices.  Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a)           in the case of the Servicer, to Appalachian Power Company, at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer, Telephone: (614) 716-1000, Facsimile:  (614) 716-2807;

(b)           in the case of the Issuer, to Appalachian Consumer Rate Relief Funding LLC at 707 Virginia Street East, Suite 1000, Charleston, West Virginia, 25327, Attention: Director of Rates, Telephone: (614) 716-3627, Facsimile:  (866) 895-9179;

(c)           in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)           in the case of the Commission, to the Public Service Commission of West Virginia, 201 Brooks Street, Charleston, West Virginia, 25301, Attention: Executive Secretary, Telephone: 1-800-344-5113, Facsimile:  (304) 340-0325;

(e)           in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);

(f)           in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@standardandpoors.com (all such notices to be delivered to Standard & Poor’s in writing by email); or

(g)           as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.05.         Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 8.06.         Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, Customers, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement.  Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the CRR Property or CRR Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.  Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and to this Agreement may be asserted or exercised only by the Commission (or by its counsel in the name of the Commission) for the benefit of such Customer.

SECTION 8.07.         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.08.         Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.09.         Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.10.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.11.         Assignment to Indenture Trustee.  (a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.12.         Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date which is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.13.         Limitation of Liability.   It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 8.14.         Rule 17g-5 Compliance.  The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Consumer Rate Relief Bonds or undertaking credit rating surveillance of the Consumer Rate Relief Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

~~[~~SIGNATURE PAGE FOLLOWS~~]~~

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, as Issuer

By: ________________________________ Name: Title:

APPALACHIAN POWER COMPANY, as Servicer

By: ________________________________ Name: Title:

ACKNOWLEDGED AND ACCEPTED:
U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By: ______________________________ Name: Title:

Signature Page to
CRR Property Servicing Agreement

EXHIBIT A

MONTHLY SERVICER’S CERTIFICATE

See Attached.

EXHIBIT A
1

Remittance Dates
Monthly Servicer's Certificate
(to be delivered each month pursuant to Section 3.01 (b) of the CRR Property Servicing Agreement)

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC

Appalachian Power Company, as Servicer

Pursuant to the CRR Property Servicing Agreement dated as of November 15, 2013 (the "CRR Property Servicing Agreement") between
Appalachian Power Company, as Servicer, and Appalachian Consumer Rate Relief Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Collection Period:
Remittance Dates:
CRR Rate Class Total	a. CRR Charges in Effect	b. Billed CRR Charges	c. Estimated CRR Charge Collections Received

Collection Period:
Customer Rate Class Total	d. Estimated CRR Charge Collections Received Total	e. Actual CRR Charge Collections Received	f. Remittance Shortfall	g. Excess Remittance

h. Daily remittances previously made by the Servicer to the Collection Account in respect of this Collection Period (c):
i. The amount to be remitted by the Servicer to the Collection Account for this Collection Period is (c + f - g):

j. If (i>h), (i-h) equals net amount due from the Servicer to the Collection Amount:
k. If (h>i), (h-i) equals net amount due to the Servicer from the Collection Amount:

Capitalized terms used herein have their respective meanings set forth in the CRR Property Servicing Agreement.

In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate the     day of

APPALACHIAN POWER COMPANY, as Servicer

Title: Assistant Treasurer

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(C)(ii) of the CRR Property Servicing Agreement, dated as of November 15, 2013 (the “Servicing Agreement”), between, APPALACHIAN POWER COMPANY, as servicer and APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC, the Servicer does hereby certify, for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used herein have their respective meanings as set forth in the Indenture (as defined in the Servicing Agreement).  References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods:	____ to ______$_________

Payment Date:	_____________

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date::

i.	Remittances for the ___ Collection Period	$_________
ii.	Remittances for the ___ Collection Period	$_________
iii.	Remittances for the ___ Collection Period	$_________
iv.	Remittances for the ___ Collection Period	$_________
v.	Remittances for the ___ Collection Period	$_________
vi.	Remittances for the ___ Collection Period	$_________
vii.	Investment Earnings on Collection Account
	viii. Investment Earnings on Capital Subaccount ix. Investment Earnings on Excess Funds Subaccount x. Investment Earnings on General Subaccount	$_________ $_________ $_________
xi.	General Subaccount Balance (sum of i through x above)	$_________

xii.	Excess Funds Subaccount Balance as of Prior Payment Date	$_________
xiii.	Capital Subaccount Balance as of Prior Payment Date	$_________
xiv.	Collection Account Balance (sum of xii through xiii above)	$_________

2.	Outstanding Amounts of as of Prior Payment Date:

i.	Tranche A-1 Outstanding Amount	$__________
ii.	Tranche A-2 Outstanding Amount	$__________
iii.	Tranche A-3 Outstanding Amount	$__________
iv.
v.	Aggregate Outstanding Amount of all Tranches:	$__________

EXHIBIT B
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3.	Required Funding/Payments as of Current Payment Date:

Principal				Principal Due
i.	Tranche A-1			$__________
ii.	Tranche A-2			$__________
iii.	Tranche A-3			$__________

iv.	For all Tranches:			$__________

Interest
Tranche	Interest Rate	Days in Interest Period1	Principal Balance	Interest Due
v. Tranche A-1				$__________
vi.Tranche A-2				$__________
vii. Tranche A-3				$__________
viii.	For all Tranches:			$__________

			Required Level	Funding Required
ix. Capital Subaccount

4. Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture
i. Trustee Fees and Expenses; Indemnity Amounts2		$_____________
ii. Servicing Fee		$_____________
iii. Administration Fee		$_____________
iv. Operating Expenses		$_____________
v. Semi-Annual Interest (including any past-due for prior periods)		$___________
Tranche	Aggregate	Per $1000 of Original Principal Amount

1. Tranche A-1 Interest Payment	$_____________	$_____________
2. Tranche A-2 Interest Payment	$_____________	$_____________
3. Tranche A-3 Interest Payment	$_____________	$_____________
$_____________

vi. Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date		$___________
1. Tranche A-1 Principal Payment	$_____________	$_____________

1 On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

2 Subject to $_____ cap

EXHIBIT B
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2. Tranche A-2 Principal Payment	$_____________	$_____________
3. Tranche A-3 Principal Payment	$_____________	$_____________
$_____________

vii. Semi-Annual Principal			$___________
Tranche	Aggregate	Per $1000 of Original Principal Amount

Tranche A-1 Principal Payment	$_____________	$_____________
Tranche A-2 Principal Payment	$_____________	$_____________
Tranche A-3 Principal Payment	$_____________	$_____________
viii. Other unpaid Operating Expenses ix. Funding of Capital Subaccount (to required level)			$_____________ $_____________
x. Permitted Return to APCo			$_____________
xi. Deposit to Excess Funds Subaccount			$_____________
xii. Released to Issuer upon Retirement of all Consumer Rate Relief Bonds			$_____________
xiii. Aggregate Remittances as of Current Payment Date			$_____________

5.  Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Tranche A-1	$_____________
ii.	Tranche A-2	$_____________
iii.	Tranche A-3	$_____________
iv.	Aggregate Outstanding Amount of all Tranches:	$_____________
v.	Excess Funds Subaccount Balance	$_____________
vi.	Capital Subaccount Balance	$_____________
vii.	Aggregate Collection Account Balance	$_____________
6.  Subaccount Withdrawals as of Current Payment (if applicable, pursuant to Section 8.02(e) of Indenture:

i.	Excess Funds Subaccount	$_____________
ii.	Capital Subaccount	$_____________
iii.	Total Withdrawals	$_____________

EXHIBIT B
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7.  Shortfalls in Interest and Principal Payments as of Current Payment Date

i.	Semi-annual Interest
Tranche A-1 Interest Payment		$_____________
Tranche A-2 Interest Payment		$_____________
Tranche A-3 Interest Payment		$_____________
$_____________
ii.	Semi-annual Principal
Tranche A-1 Principal Payment		$_____________
Tranche A-2 Principal Payment		$_____________
Tranche A-3 Principal Payment		$_____________
$_____________

8.  Shortfalls in Payment of Permitted Return as of Current Payment Date

i.	Permitted Return	$_____________

9.  Shortfalls in Required Subaccount Levels as of Current Payment Date

i.	Capital Subaccount	$_____________

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Certificate this __ day of __________.

APPALACHIAN POWER COMPANY,
as Servicer

By:
Name:
Title:

EXHIBIT B
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EXHIBIT C-1

SERVICER’S CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting ~~[~~__________~~]~~ of ~~[~~APPALACHIAN POWER COMPANY~~]~~, as servicer (the “Servicer”) under the CRR Property Servicing Agreement dated as of November 15, 2013 (the “Servicing Agreement”) between the Servicer and Appalachian Consumer Rate Relief Funding LLC (the “Issuer”) and further that:

1.           The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.           With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Not applicable; documents do not require a fidelity bond or errors and omissions policy.

EXHIBIT C-1
1

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Indenture Trustee.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain
Applicable; assessment below.

EXHIBIT C-1
2

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
Applicable; assessment below.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Indenture Trustee.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of CRR Property are contemplated or allowed under the transaction documents.

EXHIBIT C-1
3

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related transaction agreements.
Applicable; assessment below.
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (CRR charge) is not an interest bearing instrument.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Applicable; assessment below
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Applicable; limited assessment below. Servicer actions governed by Commission regulations.
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation  requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; CRR charges are not interest bearing instruments.

EXHIBIT C-1
4

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
Not applicable.
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3.           To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual

EXHIBIT C-1
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report on Form 10-K.  ~~[~~If not true, include description of any material instance of noncompliance.~~]~~

Executed as of this ______________ day of _________________, ____.

~~[~~APPALACHIAN POWER COMPANY~~]~~
By: ________________________________ Name: Title:

EXHIBIT C-1
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EXHIBIT C-2

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting ~~[~~__________~~]~~ of ~~[~~NAME OF SERVICER~~]~~, as servicer (the “Servicer”) under the CRR Property Servicing Agreement dated as of November 15, 2013 (the “Servicing Agreement”) between the Servicer and Appalachian Consumer Rate Relief Funding LLC (the “Issuer”) and further that:

1.           A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended ~~[~~________~~]~~, ~~[~~       ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2.           To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended ~~[~~________~~]~~,~~[~~ _____~~]~~, except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

~~[~~NAME OF SERVICER~~]~~
By: ________________________________ Name: Title:

EXHIBIT C-2
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ANNEX A
TO CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended ~~[~~__________~~]~~:

Nature of Default	Status

EXHIBIT C-2
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SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

See Attached.

SCHEDULE 4.01(a)
1

ANNEX I

The Servicer agrees to comply with the following servicing procedures:

SECTION 1.  DEFINITIONS.

(a)           Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the CRR Property Servicing Agreement (the “Agreement”).

(b)           Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Customer, the meter data management agent providing meter reading services for that Customer’s account.

“Billed CRR Charges” means the amounts of CRR Charges billed by the Servicer.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

SECTION 2.  DATA ACQUISITION.

(a)           Installation and Maintenance of Meters.  The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period, absent extraordinary circumstances.

(b)           Meter Reading.  At least once each Billing Period, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable Commission Regulations, Tariff terms and conditions of service, and customary practices and procedures.

(c)           Cost of Metering.  The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

SECTION 3.  USAGE AND BILL CALCULATION.

The Servicer shall (a) obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates) at least once each Billing Period; and (b) calculate such Customers’ respective CRR Charges as such charges may change from time to time pursuant to the True-Up Adjustments.

ANNEX I
1

SECTION 4.  BILLING.

The Servicer shall implement the CRR Charges as of the Closing Date and shall thereafter bill each Customer or, with respect to Customers billed by a Third-Party Collector, the Third-Party Collector, for the respective Customer’s outstanding current and past due CRR Charges accruing through the date on which the CRR Charges may no longer be billed under the Tariff, all in accordance with the following:

(a)           Frequency of Bills; Billing Practices.  In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, where a Third-Party Collector is responsible for billing the Customers, to the Third-Party Collector, for such Customers’ CRR Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers or Third-Party Collectors, as the case may be.  In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders.

(b)           Format.

(i)           Each Bill issued by the Servicer shall contain the charge corresponding to the respective CRR Charges as set forth in the CRR Rate Schedule owed by such Customer for the applicable Billing Period.  Additionally the Servicer shall provide Customers with the annual notice required by Section 4.01(c)(iii)(B) of the Servicing Agreement.

(ii)           The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers in accordance with the Financing Order, the Tariff, any other tariffs, if applicable, and any Commission Regulations.  To the extent that Bill format, structure and text are not prescribed by the Financing Order, the Utilities Code or by applicable Commission Regulations or the Tariff, the Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c)           Delivery.  The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers.

SECTION 5.  CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

ANNEX I
2

SECTION 6.  COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a)           Collection Efforts, Policies, Procedures.

(i)           The Servicer shall use reasonable efforts to collect all Billed CRR Charges from Customers and Third-Party Collectors as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable Commission Regulations, Tariff provisions and Servicer Policies and Practices.

(B)	The Servicer shall apply late payment charges to outstanding Customer balances in accordance with the Servicer’s Tariff and as required by the Financing Order.

(C)	The Servicer shall deliver notices of delinquency and possible disconnection in accordance with applicable Commission Regulations and Servicer Policies and Practices.

(D)
The Servicer shall adhere to and carry out disconnection policies in accordance with the Utilities Code, the Financing Order, applicable Commission Regulations, Tariff provisions and the Servicer Policies and Practices.

(E)
The Servicer may employ the assistance of collection agents to collect any past-due CRR Charges in accordance with applicable Commission Regulations, Tariff provisions and Servicer Policies and Practices.

(F)
The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable Commission Regulations, Tariff provisions and Servicer Policies and Practices and according to the priorities set forth in Section 6(b)(ii), (iii), (iv) and (v) of this Annex I.

(ii)           The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed CRR Charges, in accordance with its Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

ANNEX I
3

(iii)           The Servicer shall accept payment from Customers in respect of Billed CRR Charges in such forms and methods and at such times and places as it accepts payment of its own charges.

(b)           Payment Processing; Allocation; Priority of Payments.

(i)           The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two (2) Business Days after receipt.

(ii)           Subject to clause (iii) below, the Servicer shall apply payments received from a Customer to such Customer’s account in proportion to the total amounts owed by such Customer.

(iii)           Any amounts collected by the Servicer that represent partial payments of the total amounts owed by a Customer shall be allocated as follows: (A) first to amounts owed to the Issuer, APCo and any other affiliate of APCo which is owed “consumer rate relief charges” as defined in Section 24-2-4f(b)(7) of the Securitization Law (excluding any late fees and interest charges), regardless of age, pro rata based on the amount of such charges as a percentage of the total amounts owed by such Customer; then (B) all late charges shall be allocated to the Servicer; provided that penalty payments owed on late payments of CRR Charges shall be allocated to the Servicer to the extent consistent with the Terms and Conditions of Service included in the Tariff.  If, after the date hereof, the Issuer or any Affiliate issues bonds that are backed by property consisting of charges payable by Customers under West Virginia law to be collected by the Servicer, the Servicer shall allocate, or cause to the allocated, amounts owed to the Issuer and to each other issuer of bonds ratably based upon the total amount of charges on such bill which were billed in respect to each such issue of bonds.

(iv)           The Servicer shall hold all over-payments for the benefit of the Issuer and APCo and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) as such charges become due.

(v)           For Customers on a budget billing plan, the Servicer shall treat CRR Charge Payments received from such Customers as if such Customers had been billed for their respective CRR Charges in the absence of the applicable budget billing plan; partial payment of a budget billing plan payment shall be allocated according to clause (iii) and overpayment of a budget billing plan payment shall be allocated according to clause (iv).

(c)           Accounts; Records.

The Servicer shall maintain accounts and records as to the CRR Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the CRR Property and the amounts from time to time remitted to the Collection Account in respect of the CRR Property and (ii) to permit the CRR Charge Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of CRR Charge Collections commingled with the Servicer’s funds may be properly identified and traced.

ANNEX I
4

(d)           Investment of CRR Charge Payments Received.

Prior to each Daily Remittance, the Servicer may invest CRR Charge Payments received at its own risk and (except as required by applicable Commission Regulations) for its own benefit.  So long as the Servicer complies with its obligations under Section 6(c), neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

(e)           Calculation of Daily Remittance.

(i)           For purposes of calculating the Daily Remittance, (i) all Billed CRR Charges shall be deemed to be collected the same number of days after billing as is equal to the Weighted Average Days Outstanding then in effect and (ii) the Servicer will, on each Servicer Business Day, remit to the Indenture Trustee for deposit in the Collection Account an amount equal to the product of the applicable Billed CRR Charges multiplied by one hundred percent less the system wide charge-off percentage used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of Estimated CRR Charge Collections for such Servicer Business Day.  Pursuant to Section 6.11(c) of the Agreement, the Servicer shall calculate in each Monthly Servicer’s Certificate the amount of Actual CRR Charge Collections for the immediately preceding calendar month as compared to the Estimated CRR Charge Collections forwarded to the Collection Account in respect of such calendar month.   No Excess Remittance shall be withdrawn from the Collection Account if such withdrawal would cause the amounts on deposit in the General Subaccount and the Excess Funds Subaccount to be insufficient for the payment of the next installment of interest or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date on the Consumer Rate Relief Bonds.

(ii)           On or before February 15 of each year in accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Weighted Average Days Outstanding and the system-wide charge-off percentage in order to be able to calculate the Periodic Billing Requirement for the next True-Up Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

(iii)           The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(b) of the Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer’s method of calculating the Estimated CRR Charge Collections estimated to have been received by the Servicer during each Collection Period as set forth in this Annex I.  Should these changes to the computerized customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the Estimated CRR Charge Collections so estimated to have been received in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders.  The

ANNEX I
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Servicer must also give prior written notice to the Indenture Trustee and the Rating Agencies before any Customer accounts are being billed under such new system.

(iv)           All calculations of collections, each update of the Weighted Average Days Outstanding or system-wide charge off percentage and any changes in procedures used to calculate the Estimated CRR Charge Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (ii) above or any change in procedures pursuant to clause (iii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.

(f)           Remittances.

(i)           The Issuer shall cause to be established the Collection Account in the name of the Indenture Trustee in accordance with the Indenture.

(ii)           The Servicer shall make remittances to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii)           In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer and the Rating Agencies not later than five (5) Business Days from the effective date of such change.

ANNEX I
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